UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2007 (April 27, 2007)

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Conversion Services International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30420	20-0101495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2007, Conversion Services International, Inc. (the “Company”) issued a 10% Convertible Unsecured Note (the “Note”) to certain investors represented by TAG Virgin Islands, Inc. (the “Investor”) for $250,000. The Note will automatically convert into 833,333 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), upon the effectiveness of the Information Statement on Schedule 14C, filed preliminarily by the Company with the Securities and Exchange Commission on March 8, 2007, amended on April 9, 2007, and filed definitively on May 1, 2007 (the “Information Statement”).

The Information Statement relates to a stockholder action which has been approved by written consent of stockholders of the Company who hold approximately 53% (in excess of a majority) of the voting power of the Common Stock. Such stockholder action has approved: (i) a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) pursuant to which the authorized Common Stock of the Company under the Certificate of Incorporation, as amended, will be increased from 100,000,000 shares up to 200,000,000 shares of such Common Stock, to be effective as of the filing of the Certificate of Amendment with the Delaware Secretary of State, and (ii) as required by the rules of the American Stock Exchange, the issuance of the Note that, upon exercise and conversion thereof, would result in the issuance in an aggregate amount greater than 20% of our outstanding shares of Common Stock. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the stockholder action is expected to become effective twenty (20) calendar days following the mailing of the Information Statement, or as soon thereafter as is reasonably practicable.

The Investor was also granted a warrant (the “Warrant”) to purchase 833,333 shares of the Common Stock, exercisable at a price of $0.33 per share (subject to adjustment).  The Warrant is exercisable for a period of five years.

The information set forth herein with respect to the Note and the Warrant is meant to be a summary only. The entire agreements are attached hereto as Exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by this reference, for a description of the terms of the common stock purchase instrument and the warrant exercisable into shares of Common Stock.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	10% Convertible Unsecured Note issued to the Investor, dated April 27, 2007.

10.2	Common Stock Purchase Warrant issued to the Investor, dated April 27, 2007.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

* * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION SERVICES INTERNATIONAL, INC.

May 3, 2007	By:	/s/ Scott Newman
Name: Scott Newman Title: President, Chief Executive Officer and Chairman